Exhibit 4.1

Vapor Carp. certificate number incorporated under the laws of the state of delaware shares CUSIP NO 922099 20 5 PAR VALUE $0.001 COMMON STOCK SPECIMEN THIS CERTIFIES THAT IsTiu-. owm-.k Oi FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF VAPOR CORP. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DUTY authorized ATTORN M M 1HCIKI/I l> M’KlkM.V |!p<)N Sl’H«I.M)l:H OI II IIS Cl-LRTIHC XTIi I’KUI’IHI * I’MMIKSH). TlllS Cl-HllllCMI 1^ Mil VM [I) t MM COrvll-RSHiM-.l) HI [Ml TKASSMK A<MM \S1> REGISTERD HY lilt RUilMKAK. WitMs\ mi i \csimii I sim oi nil C’likcoMMKis \si) mi i w sistn I su.v\n Rrs cir us ihi i \i nioki/i n onu iks. DATED: Cm \ll kMi.M [i »Mi Rl UMI K\ l>. ISLAND STOCK TRANSFER Transfer Agent KEVIN FRIJA By CEO Authorized Signature 15500 Roosevelt Blvd. Suite 301. Clearwater FL 33760 727.389.0010

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM (TIC)	- as tenants in common	UNIF GIFT MIN (TRANS) ACT		Custodian
TEN ENT	- as tenants by the entireties	(UGMA) (UTMA)	(Cust)		(Minor)
JT TEN (J/T)	- as joint tenants with right of		under Uniform Gifts (Transfer) to Minors
	survivorship and not as tenants		Act
	in common		(State)

Additional abbreviations may also be used though not in the above list.

For Value Received                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR SOME OTHER

                IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

                                                                                                                                                                                                                                                                        Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises

Dated

X

SIGNATURE GUARANTEE (BY BANK, BROKER, CORPORATE OFFICER)	NOTICE: THE SIGNATURE TO THIS AGREEMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.